UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

IGI LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Lincoln Avenue Buena, New Jersey		08310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

(d)     Effective October 5, 2015, IGI Laboratories, Inc. (the “Company”) entered into an employment agreement with Stephen Richardson, pursuant to which Mr. Richardson will serve as the Company’s new Chief Scientific Officer.

Under the terms of his employment agreement, Mr. Richardson will receive an annual salary of $300,000. Mr. Richardson will also be eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in the form of cash, stock options and/or restricted stock. Mr. Richardson’s target bonus will be equal to 40% of his base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by the Company’s Compensation Committee. In addition, Mr. Richardson will be entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

As soon as practicable following the effective date of his employment agreement and subject to the approval of the Company’s Board of Directors, Mr. Richardson will also receive an equity grant pursuant to the Company’s 2009 Equity Incentive Plan consisting of 25,000 Restricted Stock Units and options to purchase up to 200,000 shares of the Company’s common stock at a strike price to be determined on the first day of his employment and equal to the fair market value of the Company’s common stock on that date. The shares subject to the Restricted Stock Unit award and the stock option award shall become fully vested over a period of three years, with one-third of such shares vesting on each of the first, second and third anniversaries of the effective date of the award.

Mr. Richardson is also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition. Mr. Richardson’s employment agreement further provides for payments upon certain types of employment termination events as further set forth in his employment agreement.

The foregoing description of the employment agreement for Mr. Richardson is qualified in its entirety by reference to the full text of his employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Form of Stock Option Award Agreement under the IGI Laboratories, Inc. 2009 Equity Incentive Plan is filed as Exhibit 10.2 and incorporated herein by reference. The Form of Restricted Stock Unit Award Agreement under the IGI Laboratories, Inc. 2009 Equity Incentive Plan is filed as Exhibit 10.3 and incorporated herein by reference

Item 8.01         Other Events.

The Company issued a press release in connection with the naming of Mr. Richardson as its Chief Scientific Officer. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, dated September 23, 2015, between IGI Laboratories, Inc. and Stephen Richardson.
10.2 10.3

Form of Stock Option Award Agreement under the IGI Laboratories, Inc. 2009 Equity Incentive Plan.

Form of Restricted Stock Unit Award Agreement under the IGI Laboratories, Inc. 2009 Equity Incentive Plan.

99.1	Press Release of IGI Laboratories, Inc. dated October 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: October 5, 2015	By:	/s/ Jenniffer Collins
	Name:	Jenniffer Collins
	Title:	Chief Financial Officer